F-6 Filing Number:  33-67156
Effective March 28, 2008, One (1) ADR
equals One (1) Series B Ordinary Share


Exhibit A to Deposit Agreement
No.        AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents ten
deposited Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR SERIES B SHARES, WITHOUT
NOMINAL (PAR) VALUE, OF
SOCIEDAD QUIMICA Y MINERA DE
CHILE S.A.
(INCORPORATED UNDER THE LAWS OF
THE REPUBLIC OF CHILE)
The Owner of this Receipt is advised that the
rights to convert into Dollars the Pesos received
in connection with Deposited Securities and
remit abroad dividends and other payments are
contingent upon the satisfaction of the terms and
conditions set forth in the Foreign Exchange
Contract referred to herein.  Shares withdrawn
from the facility may only be redeposited into
the facility subject to the satisfaction of certain
conditions.  Further, access to the formal
currency market is not automatic under the
Foreign Exchange Contract but requires the
approval of the Central Bank of Chile the
(Central Bank) (which will be deemed to have
been given seven banking days after a request
has been made therefor).  In addition, while
under current Chilean law the Foreign Exchange
Contract cannot be amended unilaterally by the
Chilean Government, additional restrictions on
the benefits of the Foreign Exchange Contract
could be imposed by the Chilean Government.
Transferees of withdrawn shares are not entitled
to the rights set forth in the Foreign Exchange
Contract.
The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that ______________________, or
registered assigns IS THE OWNER OF
_______________________________
AMERICAN DEPOSITARY SHARES
representing deposited Series B shares, without
nominal (par) value (herein called Shares), of
Sociedad Quimica y Minera de Chile S.A.,
incorporated under the laws of Chile (herein
called the Company).  At the date hereof, each
America Depositary Share represents ten Shares
deposited or subject to deposit under the
Deposit Agreement (as such term is hereinafter
defined) at the Santiago, Chile office of Banco
OHiggins (herein called the Custodian).  The
Depositarys Corporate Trust Office is located at
a different address than its principal executive
office.  Its Corporate Trust Office is located at
101 Barclay Street, New York, N.Y. 10286, and
its principal executive office is located at 48
Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE TRUST
OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y.
10286
1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit agreement,
dated as of September 20, 1993 (herein called
the Deposit Agreement), by and among the
Company, the Depositary, and all Owners and
holders from time to time of Receipts issued
thereunder, each of whom by accepting a
Receipt agrees to become a party thereto and
become bound by all the terms and conditions
thereof.  The Deposit Agreement sets forth the
rights of Owners and holders of the Receipts
and the rights and duties of the Depositary in
respect of the Shares deposited thereunder and
any and all other securities, property and cash
from time to time received in respect of such
Shares and held thereunder (such Shares,
securities, property, and cash are herein called
Deposited Securities).  Copies of the Deposit
Agreement are on file at the Depositarys
Corporate Trust office in New York City and at
the office of the Custodian.
The statements made on the face and reverse of
this Receipt are summaries of certain provisions
of the Deposit Agreement and are qualified by
and subject to the detailed provisions of the
Deposit Agreement, to which reference is
hereby made.  Capitalized terms defined in the
Deposit Agreement and not defined herein shall
have the meanings set forth in the Deposit
Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate Trust
Office of the Depositary of this Receipt, and
upon payment of the fee of the Depositary
provided in this Receipt, and subject to the
terms and conditions of the Deposit Agreement,
the Owner hereof is entitled to delivery, to him
or upon his order, of the Deposited Securities at
the time represented by the American
Depositary Shares for which this Receipt is
issued.  Delivery of such Deposited Securities
may be made by the delivery of (a) certificates
in the name of the Owner hereof or as ordered
by him or certificates properly endorsed or
accompanied by proper instruments of transfer
and (b) any other securities, property and cash
to which such Owner is then entitled in respect
of this Receipt.  Such delivery will be made at
the option of the Owner hereof, either at the
office of the Custodian or at the Corporate Trust
Office of the Depositary, provided that the
forwarding of certificates for Shares or other
Deposited Securities for such delivery at the
Corporate Trust Office of the Depositary shall
be at the risk and expense of the Owner hereof.
Simultaneously with the delivery of Deposited
Securities to the Owner or its designee, the
Custodian, pursuant to the Foreign Exchange
Contract, will issue or cause to be issued to the
Owner or such designee a certificate which
states that the Deposited Securities have been
transferred to the Owner or its designee by the
Depositary and that the Depositary waives in
favor of the Owner or its designee the right of
access to the formal foreign exchange market
relating to such withdrawn Deposited Securities.
Neither the Depositary nor the Custodian shall
deliver Shares, by physical delivery, book entry
or otherwise (other than to the Company or its
agent as contemplated by Section 4.08 of the
Deposit Agreement), or otherwise permit Shares
to be withdrawn from the facility created
thereby, except upon the receipt and
cancellation of Receipts.
For purposes of a tax ruling, dated January 29,
1990 issued by the Chilean Internal Revenue
Service regarding certain tax matters relating to
American Depositary Shares and American
Depositary Receipts, the acquisition value of
any Share or other Deposited Security upon its
withdrawal by an Owner upon surrender of the
corresponding Receipt shall be the highest
reported sales price of such Share or other
Deposited Security on the Bolsa de Comercio de
Santiago (the Santiago Stock Exchange) on the
day on which the transfer of such Share or other
Deposited Security from the Depositary to such
Owner is recorded on the books of the Foreign
Registrar.  In the event that the shares or other
Deposited Securities are not then traded on the
Santiago Stock Exchange, such value shall be
the highest reported sales price on the principal
stock exchange or other organized securities
market in Chile on which such Shares or other
Deposited Securities are then traded.  In the
event that no such sales price is reported on the
day on which such transfer is recorded on the
books of the Foreign Registrar, such value shall
be deemed to be the highest sales price reported,
provided, that if such day is more than 30 days
prior to the date of such transfer, such price
shall be increased by the percentage increase
over the corresponding period in the Chilean
consumer price index as reported by the
pertinent governmental authority of Chile.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is registrable
on the books of the Depositary at its Corporate
Trust Office by the Owner hereof in person or
by a duly authorized attorney, upon surrender of
this Receipt properly endorsed for transfer or
accompanied by proper instruments of transfer
and funds sufficient to pay any applicable
transfer taxes and the expenses of the
Depositary and upon compliance with such
regulations, if any, as the Depositary may
establish for such purpose.  This Receipt may be
split into other such Receipts, or way be
combined with other such Receipts into one
Receipt, evidencing the same aggregate number
of American Depositary Shares and the same
aggregate rights to distributions with respect
thereto as those evidenced by the Receipt or
Receipts surrendered.  As a condition precedent
to the execution and delivery, registration of
transfer, split-up, combination, or surrender of
any Receipt or withdrawal of any Deposited
Securities, the Depositary, the Company, the
Custodian, or Registrar may require (a) payment
from the depositor of the Shares or the presentor
of the Receipt of a sum sufficient to reimburse it
for any tax or other governmental charge and
any stock transfer or registration fee with
respect thereto (including any such tax or charge
and fee with respect to Shares being deposited
or withdrawn) and payment of any applicable
fees as provided in this Receipt, (b) the
production of proof satisfactory to it as to the
identity and genuineness of any signature and
(c) compliance with any regulations the
Depositary and the Company may establish
consistent with the provisions of the Deposit
Agreement or this Receipt, including, without
limitation, this Article 3 or as may be
established by the Central Bank or the SVS.
The delivery of Receipts against deposits of
Shares generally or against deposits of
particular Shares may be suspended, or the
transfer of Receipts in particular instances may
be refused, or the registration of transfer of
outstanding Receipts generally may be
suspended, during any period when the transfer
books of the Depositary are closed, or if any
ouch action is deemed necessary or advisable by
the Depositary or the Company at any time or
from time to time because of any requirement of
law or of any government or governmental body
or commission, or under any provision of the
Deposit Agreement or this Receipt, or for any
other reason, subject to the provisions of the
following sentence.  The surrender of
outstanding Receipts and withdrawal of
Deposited Securities may not be suspended
subject only to (i) temporary delays caused by
closing the transfer books of the Depositary or
the Company or the deposit of Shares in
connection with voting at a shareholders
meeting, or the payment of dividends, (ii) the
payment of fees, taxes and other charges as
contemplated herein and in Section 3.02 of the
Deposit Agreement, and similar charges, and
(iii) compliance with any U.S. or foreign laws
or governmental regulations relating to the
Receipts or to the withdrawal of the Deposited
Securities.  Without limitation of the foregoing,
the Depositary shall not knowingly accept for
deposit under the Deposit Agreement any
Shares required to be registered under the
provisions of the Securities Act of 1933, unless
a registration statement is in effect as to such
Shares.  The Depositary will use reasonable
efforts to comply with written instructions of the
Company not to accept for deposit hereunder
any Shares identified in such instructions at
such times and under such circumstances as
may reasonably be specified in such instructions
in order to facilitate the Companys compliance
with the securities laws in the United States.  If
in the opinion of the Depositary there is a
reasonable possibility that a fee, tax or other
charge of the sort referred to in Section 3.02 of
the Deposit Agreement will become payable by,
or be assessed against, the Depositary or a
Custodian following the delivery, transfer or
surrender of Receipts or withdrawal of Shares or
other Deposited Securities, the Depositary may,
in its discretion and as a condition precedent to
the consummation of any such transaction,
require the Owner to give the Depositary an
indemnity bond in such form and amount and
with such surety as it may accept as reasonably
sufficient to indemnify it against each potential
liabilities.
4.	LIABILITY OF OWNER FOR TAXES.
      If any tax or other governmental charge
shall become payable with respect to any
Receipt, or any Deposited Securities represented
by any Receipt, including without limiting the
generality of the foregoing any Chilean tax on a
gain realized, or deemed to be realized, upon the
withdrawal or sale of Shares or other Deposited
Securities, such tax or other governmental
charge shall be payable by the Owner hereof to
the Depositary, who shall pay the amount
thereof to the Depositary upon demand.  The
Depositary may and at the request of the
Company shall refuse to effect any transfer of
this Receipt or any withdrawal of Deposited
Securities represented by American Depositary
Shares evidenced by such Receipt until such
payment is made, and may withhold any
dividends or other distributions, or may sell for
the account of the Owner hereof any part or all
of the Deposited Securities represented by the
American Depositary Shares evidenced by this
Receipt, and may apply such dividends or other
distributions or the proceeds of any such sale in
payment of such tax or other governmental
charge and the Owner hereof shall remain liable
for any deficiency.
5.	WARRANTIES OF DEPOSITORS.
      Every person depositing Shares
hereunder and under the Deposit Agreement
shall be deemed thereby to represent and
warrant that such Shares and each certificate
therefor are validly issued, fully paid, non-
assessable, and free of any pre-emptive rights
and that the certificates therefor have been
validly authorized and issued; provided,
however, that, with respect to the Shares to be
deposited hereunder by the Depositary, as
attorney-in-fact of the Underwriters referred to
in the Registration Statement of the Company
on Form F-1 (File No. 33-65728) covering such
Shares, such representations and warranties
instead shall be deemed to be given by the
Company.  Every such person shall also be
deemed to represent that the deposit of such
Shares and the sale of Receipts evidencing
American Depositary Shares representing such
Shares by that person are not restricted under
the Securities Act of 1933.  Such
representations and warranties shall survive the
deposit of Shares and issuance of Receipts.
6.	FILING PROOFS, CERTIFICATES,
AND OTHER INFORMATION.
      Any person presenting Shares for
deposit or any Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, payment of all applicable Chilean
taxes or other governmental charges, or such
information relating to the registration on the
books of the Company or the Foreign Registrar,
if applicable, to execute such certificates and to
make such representations and warranties, as the
Depositary may deem necessary or proper or as
the Company may require by written request to
the Depositary or the Custodian.  The
Depositary may withhold the delivery or
registration of transfer of any Receipt or the
distribution of any dividend or sale or
distribution of rights or of the proceeds thereof
or the delivery of any Deposited Securities until
such proof or other information is filed or such
certificates are executed or such representations
and warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary that the
deposit has been authorized by the Central Bank
(unless and until the Company provides the
Depositary with evidence satisfactory to it that
such authorization is no longer necessary), and
that the conditions for such authorization, as set
forth in the Foreign Exchange Contract, have
been satisfied.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and out-of-pocket charges
of the Depositary and those of any Registrar
only in accordance with agreements in writing
entered into between the Depositary and the
Company from time to time.  The Depositary
shall present its statement for such charges and
expenses to the Company once every three
months.  The charges and expenses of the
Custodian are for the sole account of the
Depositary.
The following charges shall be incurred by any
party depositing or withdrawing Shares or by
any party surrendering Receipts or to whom
Receipts are issued (including, without
limitation, issuance pursuant to a stock dividend
or stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.03 of the Deposit
Agreement), whichever applicable: (1) taxes
and other governmental charges (except as
provided in section 5.08 of the Deposit
Agreement), (2) such registration fees as may
from time to time be in effect for the registration
of transfers of Shares generally on the Share
register of the Company or Foreign Registrar
and applicable to transfers of Shares to the name
of the Depositary or its nominee or the
Custodian or its nominee on the making of
deposits or withdrawals under the terms of the
Deposit Agreement, (3) such cable, telex and
facsimile transmission expenses as are expressly
provided in the Deposit Agreement, (4) such
expenses as are incurred by the Depositary in
the conversion of foreign currency pursuant to
Section 4.05 of the Deposit Agreement, (5) a fee
not in excess of $5.00 or less per 100 American
Depositary Shares (or portion thereof) for the
execution and delivery of Receipts pursuant to
Sections 2.03 or 4.03 of the Deposit Agreement
and the surrender of Receipts pursuant to
Section 2.05 of the Deposit Agreement and (6) a
fee for, and deduct such fee from, the
distribution of proceeds of sales of securities or
rights pursuant to Sections 4.02 or 4.04,
respectively, of the Deposit Agreement, such
fee being in an amount equal to the fee for the
issuance of American Depositary shares referred
to above which would have been charged as a
result of the deposit by Owners of securities (for
purposes of this clause 6 treating all such
securities as if they were Shares) or Shares
received in exercise of rights distributed to them
pursuant to Sections 4.02 or 4.04, respectively,
but which securities or rights are instead sold by
the Depositary and the net proceeds distributed.
The Depositary, subject to Article 8 hereof, may
own and deal in any class of securities of the
Company and its affiliates and in Receipts.
8.	PRE-RELEASE OF RECEIPTS.
      Notwithstanding Section 2.03 of the
Deposit Agreement, the Depositary may execute
and deliver Receipts prior to the receipt of
Shares pursuant to Section 2.02 of the Deposit
Agreement (Pre-Release).  The Depositary may,
pursuant to Section 2.05 of the Deposit
Agreement, deliver Shares upon the receipt and
cancellation of Receipts which have been Pre-
Released, whether or not such cancellation is
prior to the termination of such Pre-Release or
the Depositary knows that such Receipt has
been Pre-Released.  The Depositary may receive
Receipts in lieu of Shares in satisfaction of a
Pre-Release.  Each Pre-Release will be (a)
preceded or accompanied by a written
representation from the person to whom
Receipts are to be delivered (the Pre-Releasee)
that the Pre-Releasee, or its customer, (i) owns
the Shares or Receipts to be remitted, as the
case may be, and (ii) assigns all beneficial right,
title and interest in such shares or Receipts, as
the case may be, to the Depositary in its
capacity as such and for the benefit of the
Owners, (b) at all times fully collateralized with
cash or U.S. government securities, (c)
terminable by the Depositary on not more than
five (5) business days notice, and (d) subject to
such further indemnities and credit regulations
as the Depositary deems appropriate.  The
number of American Depositary Shares which
are outstanding at any time as a result of Pre-
Releases will not normally exceed thirty percent
(30%) of the Shares deposited hereunder;
provided, however, that the Depositary reserves
the right to change or disregard such limit from
time to time as it reasonably deems appropriate,
and may, with the prior written consent of the
Company, change such limit for purposes of
general application.  The Depositary will also
set Dollar limits with respect to Pre-Release
transactions to be done hereunder with any
particular Pre-Releasee on a case by case basis
as the Depositary deems appropriate.  The
collateral referred to in clause (b) above shall be
held by the Depositary as security for the
performance of the Pre-Releasees obligations to
the Depositary in connection with the Pre-
Release transaction, including the Pre-Releasees
obligation to deliver Shares or Receipts upon
termination of a Pre-Release transaction (and
shall not, for the avoidance of doubt, constitute
Deposited Securities hereunder).
The Depositary may issue Receipts against
nights to receive Shares from the Company any
agent of the Company recording Share
ownership).  No such issue of Receipts will be
deemed a Pre-Release subject to the restrictions
of the preceding paragraph.
The Depositary may retain for its own account
any compensation received by it in connection
with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this Receipt
when properly endorsed or accompanied by
proper instruments of transfer is transferable by
delivery with the same effect as in the case of a
negotiable instrument, provided, however, that
the Company and the Depositary,
notwithstanding any notice to the contrary, may
treat the person in whose name this Receipt is
registered on the books of the Depositary as the
absolute owner hereof for the purpose of
determining the person entitled to distribution of
dividends or other distributions or to any notice
provided for in the Deposit Agreement or for all
other purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to any
benefits under the Deposit Agreement or be
valid or obligatory for any purpose, unless this
Receipt shall have been executed by the
Depositary by the manual or facsimile signature
of a duly authorized signatory of the Depositary
or, if a Registrar for the Receipts shall have
been appointed, by the manual or facsimile
signature of a duly authorized officer of the
Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company is subject to the periodic
reporting requirements of the Securities
Exchange Act of 1934 and accordingly files
certain reports with the Commission.  Such
reports and other information will be available
for inspection and copying at the public
reference facilities maintained by the
Commission located on the date of the Deposit
Agreement at 450 Fifth Street, N.W.,
Washington, D.C. 20549.
The Depositary will make available for
inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy soliciting
material, received from the Company which are
both (a) received by the Depositary, the
Custodian or the nominee of either of them, as
the holder of the Deposited Securities and (b)
made generally available to the holders of such
Deposited Securities by the Company.  The
Depositary will also send to Owner of Receipts
copies of such reports when furnished by the
Company pursuant to the Deposit Agreement.
Any such reports and communications,
including any such proxy soliciting material,
furnished to the Depositary by the Company
shall be furnished in English to the extent such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
The Depositary shall keep books for the
registration of Receipts and transfers of
Receipts which at all reasonable times shall be
open for inspection by the Owners of Receipts
provided that such inspection shall not be for
the purpose of communicating with Owners of
Receipts in the interest of a business or object
other than the business of the Company or a
matter related to the Deposit Agreement or the
Receipts.
12.	DIVIDENDS AND DISTRIBUTIONS.
      Whenever the Depositary or the
Custodian receives any cash dividend or other
cash distribution on any Deposited Securities,
the Depositary will, if at the time of receipt
thereof any amounts received in a foreign
currency can in the judgment of the Depositary
be converted on a reasonable basis into Dollars
transferable to the United States, and subject to
the Deposit Agreement, the Foreign Exchange
Contract and any other requirements of Chilean
law or regulation in effect from time to time, as
promptly as practicable, convert or cause to be
converted, by sale or any other matter that it
may determine, such dividend or distribution
into Dollars and will, as promptly as practicable,
distribute the amount thus received (net of the
expenses of the Depositary as provided in
Article 7 hereof and Section 5.09 of the Deposit
Agreement) to the Owners of Receipts entitled
thereto, provided, however, that the Depositary
shall make appropriate adjustments in the
amounts so distributed in respect of (a) any such
Deposited Securities being not entitled, by
reason of date of issuance or otherwise, to
receive all or any portion of such distribution or
(b) any amounts (i) withheld or required to be
withheld by the Company, the Custodian or the
Depositary from any such distribution pursuant
to Section 3.02 of the Deposit Agreement or
otherwise on account of taxes or other
governmental charges, or (ii) charged by the
Depositary in the conversion of foreign
currency into Dollars pursuant to Section 4.05
of the Deposit Agreement.
Subject to the provisions of Section 4.11 and
5.09 of the Deposit Agreement, whenever the
Depositary receives any distribution other than a
distribution described in Sections 4.01, 4.03 or
4.04 of the Deposit Agreement, the Depositary
shall, after consultation with the Company,
cause the securities or property received by it to
be distributed to the Owners of Receipts entitled
thereto, in any manner that the Depositary may
deem equitable and practicable for
accomplishing such distribution; provided,
however, that if in the opinion or the Depositary
such distribution cannot be made
proportionately among the Owners of Receipts
entitled thereto, or if for any other reason the
Depositary deems such distribution not to be
feasible, the Depositary may adopt such method
as it may deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees of the
Depositary as provided in Article 7 hereof and
Section 5.09 of the Deposit Agreement) shall be
distributed by the Depositary to the Owners of
Receipts entitled thereto as in the case of a
distribution received in cash.
If any distribution consists of a dividend in, or
free distribution of, Shares, the Depositary may,
after consultation with the Company, and shall
if the Company shall so request distribute to the
Owners of outstanding Receipts entitled thereto
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received as
such dividend or free distribution subject to the
terms and conditions of the Deposit Agreement
with respect to the deposit of Shares and the
issuance of American Depositary Shares
evidenced by Receipts, including the
withholding of any tax or other governmental
charge, as provided in Section 4.11 of the
Deposit Agreement and the payment of the fees
of the Depositary as provided in Article 7 hereof
and Section 5.09 of the Deposit Agreement.  In
lieu of delivering Receipts for fractional
American Depositary Shares in any such case,
the Depositary will sell the amount of Shares
represented by the aggregate of such fractions
and distribute the net proceeds, all in the manner
and subject to the conditions set forth in the
Deposit Agreement.  If in the opinion of the
Depositary any distribution of Shares cannot be
made proportionately among the Owners
entitled thereto, or if for any other reason
(including, but not limited to, any requirement
that the Company or the Depositary withhold an
amount on account of taxes or other
governmental charges or that such securities
must be registered under the Securities Act of
1933 in order to be distributed to Owners or
holders) the Depositary deems such distribution
not to be feasible, the Depositary may adopt
such method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, but not limited to, the
public or private sale of the Shares thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees of the
Depositary as provided in Section 5.09 of the
Deposit Agreement) shall be distributed by the
Depositary to the Owners entitled thereto as in
the case of a distribution received in cash.  If
additional Receipts or such proceeds are not so
distributed, each American Depositary Share
shall thenceforth also represent the additional
Shares distributed upon the Deposited Securities
represented thereby.
In the event that the Depositary determines that
any distribution in property (including Shares
and rights to subscribe therefor) is subject to
any tax or other governmental charge which the
Depositary is obligated to withhold, the
Depositary may by public or private sale
dispose of all or a portion of such property
(including Shares and rights to subscribe
therefor) in such amounts and in such manner as
the Depositary deems necessary and practicable
to pay any such taxes or charges, and the
Depositary shall distribute the net proceeds of
any such sale after deduction of such taxes or
charges to the Owners of Receipts entitled
thereto.
13.	RIGHTS.
      In the event that the Company shall offer
or cause to be offered to the holders of any
Deposited Securities any rights to subscribe for
additional Shares or any rights of any other
nature, the Depositary shall, after consultation
with the Company, have discretion as to the
procedure to be followed in making such rights
available to any Owners or in disposing of such
rights on behalf of any Owners and making the
net proceeds available to such Owners or, if by
the terms of such rights offering or for any other
reason, the Depositary may not either make
such rights available to any Owners or dispose
of such rights and make the net proceeds
available to such Owners, then the Depositary
shall allow the rights to lapse.  If at the time of
the offering of any rights the Depositary
determines in its discretion that it is lawful and
feasible to make such rights available to all or
certain Owners but not to other Owners, the
Depositary may, after consultation with the
Company, distribute to any Owner to whom it
determines the distribution to be lawful and
feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or ether instruments therefor in
such form as it deems appropriate.
In circumstances in which rights would
otherwise not be distributed, if an Owner of
Receipts requests the distribution of warrants or
other instruments in order to exercise the rights
allocable to the American Depositary Shares of
such Owner hereunder, the Depositary will
make such rights available to such Owner upon
written notice from the Company to the
Depositary that (a) the Company has elected in
its sole discretion to permit such rights to be
exercised and (b) such Owner has executed such
documents as the Company has determined in
its sole discretion are reasonably required under
applicable law.
If the Depositary has distributed warrants or
other instruments for rights to all or certain
Owners, then upon instruction pursuant to such
warrants or other instruments to the Depositary
from such Owner to exercise such rights, upon
payment by such Owner to the Depositary for
the account of such Owner of an amount equal
to the purchase price of the Shares to be
received upon the exercise of the rights, and
upon payment of the fees of the Depositary and
any other charges as set forth in such warrants
or other instruments or as may be requested by
the Company to the Depositary in writing, the
Depositary shall, on behalf of such Owner,
exercise the rights and purchase the Shares, and
the Company shall, upon receipt of payment of
any charges requested as above, cause the
Shares so purchased to be delivered to the
Depositary on behalf of such Owner.  As agent
for such Owner, the Depositary will cause the
Shares so purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the Deposit
Agreement, execute and deliver Receipts to
such Owner.  In the case of a distribution
pursuant to the second paragraph of this Article
13, such Receipts shall be legended in
accordance with applicable U.S. laws, and shall
be subject to the appropriate restrictions on sale,
deposit, cancellation, and transfer under such
laws.
If the Depositary determines in its discretion
that it is not lawful and feasible to make such
rights available to all or certain Owners, it may,
after consultation with the Company, sell the
rights, warrants or other instruments in
proportion to the number of American
Depositary Shares held by the Owners to whom
it has determined it may not lawfully or feasibly
make such rights available, and allocate the net
proceeds of such sales (net of the fees of the
Depositary as provided in Section 5.09 of the
Deposit Agreement and all taxes and
governmental charges payable in connection
with such rights and subject to the terms and
conditions of the Deposit Agreement) for the
account of such Owners otherwise entitled to
such rights, warrants or other instruments, upon
an averaged or other practical basis without
regard to any distinctions among such Owners
because of exchange restrictions or the date of
delivery of any Receipt or otherwise.
The Depositary will not offer rights to Owners
unless both the rights and the securities to which
such rights relate are either exempt from
registration under the Securities Act of 1933
with respect to a distribution to all Owners or
are registered under the provisions of such Act.
If an Owner of Receipts requests the distribution
of warrants or other instruments,
notwithstanding that there has been no such
registration under such Act, the Depositary shall
not effect such distribution unless it has
received an opinion from counsel in the United
States for the Company, satisfactory to the
Depositary, upon which the Depositary may rely
that such distribution to such Owner does not
require registration under the Securities Act of
1933.  In no event shall the Company have any
obligation to register such rights or any
securities under the Securities Act of 1933,
secure an exemption for such rights or any
securities under the Securities Act of 1933, or
furnish the aforementioned opinion.  The
holders of Receipts alone shall be responsible
for payment of any taxes or other governmental
charges due as a result of sales or transfers
pursuant to Section 4.04 of the Deposit
Agreement.
The Depositary shall not be responsible for any
failure to determine that it may be lawful or
feasible to make such rights available to Owners
in general or any Owner in particular.
14.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive Pesos or other foreign
currency, by way of dividends or other
distributions or the net proceeds from the sale of
securities, property or rights, and if at the time
of the receipt thereof the foreign currency so
received can in the judgment of the Depositary
be converted on a reasonable basis into Dollars
and the resulting Dollars transferred to the
United States, the Depositary shall, subject to
the Foreign Exchange Contract and any other
requirements of Chilean Law or regulation in
effect from time to time, as promptly as
practicable, convert or cause to be converted, by
sale or in any other manner that it may
determine, such foreign currency into Dollars,
and such Dollars shall be distributed, as
promptly as practicable, to the Owners entitled
thereto or, if the Depositary shall haste
distributed any warrants or other instruments
which entitle the holders thereof to such
Dollars, then to the holders of such warrants
and/or instruments upon surrender thereof for
cancellation.  Such distribution may be made
upon an averaged or other practicable basis
without regard to any distinctions among
Owners on account of exchange restrictions, the
date of delivery of any Receipt or otherwise and
shall be net of any expenses of conversion into
Dollars incurred by the Depositary as provided
in Section 5.09 of the Deposit Agreement.
The Depositary shall exercise its rights under
the Foreign Exchange Contract as and to the
extent appropriate in order to effect such
conversions or distributions, and is authorized to
give such certifications, and enter into such
agreements and arrangements as may be
necessary or convenient thereunder or in
connection therewith, provided, however, that
the Depositary shall not be obligated to incur
any material expense in connection therewith or
to take any such action at its own risk.
If such conversion or distribution can be
effected only with some approval or license of
any government or agency thereof, other than
the Foreign Exchange Contract and the
approvals contemplated thereby, the Depositary
may make an application for such approval or
license (in its own name as agent or on behalf of
the Owners, or in the name of the Owners),
provided, that it shall have no obligation to
make such an application unless it receives
satisfactory indemnity with respect to the costs
and risks of any such application.
If at any time the Depositary shall determine
that in its judgment any foreign currency
received by the Depositary is not convertible on
a reasonable basis into Dollars transferable to
the United States, or if the Foreign Exchange
contract shall cease to be in effect or the rights
of the Depositary thereunder shall be restricted
or suspended or if any approval or license of
any government or agency thereof which is
required for such conversion is denied or in the
opinion of the Depositary is not obtainable, (for
whatever reason, including failure of the
Depositary to receive satisfactory indemnity for
the costs and risks of obtaining such approval or
license), or if any such approval or license is not
obtained within a reasonable period are
determined by the Depositary, the Depositary
shall, (a) as to that portion of the foreign
currency that is convertible into Dollars, make
such conversion and, if permitted by applicable
law, transfer such Dollars to the United States
for distribution to Owners in accordance with
the first paragraph of this Article 14 and (b) as
to the nonconvertible balance, if any, (i) if
requested in writing by an Owner, distribute or
cause the Custodian to distribute the foreign
currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary or
Custodian to such Owner and (ii) the Depositary
shall hold or shall cause the Custodian to hold
any amounts of nonconvertible foreign currency
not distributed pursuant to the immediate
preceding sub-clause (i) without liability for
interest thereon for the respective accounts of,
the Owners entitled to receive the same.
If any such conversion of foreign currency, in
whole or in part, cannot be effected for
distribution to some of the Owners entitled
thereto, the Depositary may in its discretion
make such conversion and distribution in
Dollars to the extent permissible to the Owners
entitled thereto and may distribute the balance
of the foreign currency received by the
Depositary to, or hold such balance uninvested
and without liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or any
distribution other than cash shall be made, or
whenever rights shall be issued with respect to
the Deposited Securities, or whenever the
Depositary shall receive notice of any meeting
of holders of Shares or other Deposited
Securities the Depositary shall, after
consultation with the Company, fix a record
date (which shall be the same date and the
record date set by the Company, or if this is not
practicable, shall be as near as practicable to any
corresponding record date set by the Company)
for the determination of the Owners of Receipts
who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof or (ii) entitled to
give instructions for the exercise of voting rights
at any such meeting.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any meeting or
solicitation of consents or proxies of holders of
Shares or other Deposited Securities, the
Depositary shall, as soon as practicable
thereafter, mail to the owners of Receipts a
notice, the form of which notice shall be in the
sole discretion of the Depositary, which shall
contain (a) such information as is contained in
such notice of meeting or solicitation, (b) a
statement that the Owners of Receipts as of the
close of business on a specified record date
which shall be the record date established
pursuant to the Deposit Agreement will be
entitled, subject to any applicable provision of
law and of the Estatutos of the Company, to
instruct the Depositary as to the exercise of the
voting rights, if any, pertaining to the amount of
Shares or other Deposited Securities represented
by their respective American Depositary Shares,
and (c) a statement as to the manner in which
such instructions may be given, including an
express indication that instructions may be
given (or be deemed given in accordance with
the next to last sentence of this Article 16 if no
instruction is received) to the Depositary to give
a discretionary proxy to a person designated by
the Company.  Upon the written request of an
Owner of a Receipt on such record date,
received on before the date established by the
Depositary for such purpose, the Depositary
shall endeavor in so far as practicable to vote or
cause to tae voted the amount of Shares or other
Deposited Securities represented by such
American Depositary Shares, evidenced by such
Receipt in accordance with the instructions set
forth in such request.  The Depositary shall not
vote or attempt to exercise the right to vote that
attaches to the Shares or other Deposited
Securities, other than in accordance with such
instructions.  The Depositary shall not itself
exercise any voting discretion over any
Deposited Securities.  If no instructions are
received by the Depositary from any Owner
with respect to any of the Deposited Securities
represented by the American Depositary Shares
evidenced by such Owners Receipts on or
before the date established by the Depositary for
such purpose, the Depositary shall deem such
Owner to have instructed the Depositary to give
a discretionary proxy to a person designated by
the Company with respect to such Deposited
Securities and the Depositary shall give a
discretionary proxy to a person designated by
the Company to vote such Deposited Securities,
provided that no such instruction shall be
deemed given and no such discretionary proxy
shall be given with respect to any matter as to
which the Company informs the Depositary
(and the Company agrees to provide such
information promptly in writing) that (a) the
Company does not wish such proxy given or (b)
such matter materially and adversely affects the
rights of holders of the Shares.  If any
requirement of Chilean law, of the Estatutos of
the Company, or of any securities exchange on
which Shares, other Deposited Securities,
Receipts or the American Depositary Shares
evidenced thereby are listed does not permit the
Depositary to vote (or to vote on any particular
matter) in accordance with instructions received
from Owners or in accordance with a deemed
discretionary proxy, the Depositary shall not
vote the Shares or other Deposited Securities.
17.	CHANGES AFFECTING DEPOSITED
SECURITIES.
      In circumstances where the provisions of
Section 4.03 of the Deposit Agreement do not
apply, upon any change in nominal value,
change in par value, split-up, consolidation, or
any other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation, or sale
of assets affecting the Company or to which it is
a party, any securities which shall be received
by the Depositary or a Custodian in exchange
for or in conversion of or in respect of
Deposited Securities shall be treated as new
Deposited Securities under the Deposit
Agreement, and American Depositary Shares
shall thenceforth represent the new Deposited
Securities so received in exchange or
conversion, unless additional Receipts are
delivered pursuant to the following sentence.  In
any such case the Depositary may, after
consultation with the Company, and shall if the
Company shall so request, execute and deliver
additional Receipts as in the case of a dividend
in Shares, or call for the surrender of
outstanding Receipts to be exchanged for new
Receipts specifically describing such new
Deposited Securities.
18.	LIABILITY OF THE COMPANY AND
DEPOSITARY.
      Neither the Depositary nor the Company
shall incur any liability to any Owner or holder
of any Receipt, if by reason of any provision of
any present or future law or regulation of the
United States, Chile, or any other country, or of
any other stock exchange or governmental or
regulatory authority (including any action that
may constitute a breach by the Central Bank of
Chile of its obligations under the Foreign
Exchange Contract), or by reason of any
provision, present or future, of the Foreign
Exchange Contract, or, in the case of the
Depositary or its agents, of the Estatutos of the
Company, or of the Deposited Securities, or by
reason of any act of God or war or other
circumstances beyond its control, the
Depositary or the Company, or any of their
agents, shall be prevented or forbidden from or
be subject to any civil or criminal penalty on
account of doing or performing any act or thing
which by the terms of the Deposit Agreement,
the Foreign Exchange Contract, the Companys
Estatutos or the Deposited Securities it is
provided shall be done or performed; nor shall
the Depositary or the Company, or any of their
agents, incur any liability to any Owner or
holder of a Receipt by reason of any non-
performance or delay, caused as aforesaid, in
the performance of any act or thing which by
the terms of the Deposit Agreement, the Foreign
Exchange Contract, the Companys Estatutos or
the Deposited Securities, it is provided shall or
may be done or performed, or by reason of any
exercise of, or failure to exercise, any discretion
provided for in the Deposit Agreement.  Where,
by the terms of a distribution pursuant to
Sections 4.01, 4.02, or 4.03 of the Deposit
Agreement, or an offering or distribution
pursuant to Section 4.04 of the Deposit
Agreement, such distribution or offering may
not be made available to Owners of Receipts,
and the Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available to
such Owners, then the Depositary shall not
make such distribution or offering, and shall
allow any rights, if applicable, to lapse.  Neither
the Company nor the Depositary assumes any
obligation or shall be subject to any liability
under the Deposit Agreement to Owners or
holders of Receipts, except that they agree to
perform their obligations specifically set forth in
the Deposit Agreement without negligence or
bad faith.  The Depositary shall not be subject to
any liability with respect to the validity or worth
of the Deposited Securities.  Neither the
Depositary nor the Company shall be under any
obligation to appear in, prosecute or defend any
action, suit, or other proceeding in respect of
any Deposited Securities or in respect of the
Receipts, which in its opinion may involve it in
expense or liability, unless indemnity
satisfactory to it against all expense and liability
shall be furnished as often as may be required,
and the Custodian shall not be under any
obligation whatsoever with respect to such
proceedings, the responsibility of the Custodian
being solely to the Depositary.  Neither the
Depositary nor the Company shall be liable for
any action or nonaction by it in reliance upon
the advice of or information from legal counsel,
accountants, any person presenting Shares for
deposit, any Owner or holder of a Receipt, or
any other person believed by it in good faith to
be competent to give such advice or
information.  The Depositary shall not be
responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities, or for the manner in which any such
vote is cast or the effect of any such vote,
provided that any such action or nonaction is
without negligence or bad faith.  The Depositary
shall not be liable for any acts or omissions
made by a successor depositary whether in
connection with a previous act or omission of
the Depositary or in connection with a matter
arising wholly after the removal or resignation
of the Depositary, provided that in connection
with the issue out of which such potential
liability arises, the Depositary performed its
obligations without negligence or bad faith
while it acted as Depositary.  The Company
agrees to indemnify the Depositary, its
directors, employees, agents and affiliates and
any Custodian against, and hold each of them
harmless from, any liability or expense
(including, but not limited to, the reasonable
fees and expenses of counsel) which may arise
(a) out of acts performed or omitted, in
accordance with the provisions of the Deposit
Agreement, the Receipts, or the Foreign
Exchange Contract, as the same may be
amended, modified, or supplemented from time
to time, (i) by either the Depositary or a
Custodian or their respective directors,
employees, agents and affiliates, except for any
liability or expense arising out of the negligence
or bad faith of any of them, or (ii) by the
Company or any of its directors, employees,
agents and affiliates, (b) out of or in connection
with any offer or sale to the public of the
American Depositary Shares evidenced by
Receipts or any Registration Statement under
the Securities Act of 1933 in respect thereof,
except to the extent such loss, liability, or
expense is due to information (or omissions
from such information) relating to such
indemnified person, furnished in writing to the
Company by such indemnified person expressly
for use in a Registration Statement under the
Securities Act of 1933; or (c) out of or in
connection with any tax levied or asserted by
Chile on the Depositary or a Custodian
(including without limiting the generality of the
foregoing any tax on a gain realized, or deemed
to be realized, upon the withdrawal or sale of
Shares or other Deposited Securities, but
excluding a tax on the Depositarys or
Custodians overall net income) as a result of
performing its functions hereunder or in respect
hereof and in respect of which the Depositary or
the Custodian, as the case may be, shall not
have received compensation pursuant to Section
3.02 of the Deposit Agreement.  The indemnity
in the foregoing clause (c) is not intended to
relieve any Owner of any liability it may have
with respect to such Chilean taxes.  No
disclaimer of liability under the Securities Act
of 1933 is intended by any provision of the
Deposit Agreement.
19.	RESIGNATION AND REMOVAL OF
THE DEPOSITARY; APPOINTMENT OF
SUCCESSOR CUSTODIAN.
      The Depositary may at any time resign
as Depositary hereunder upon 90 days written
notice of its election so to do delivered to the
Company, such resignation to take effect upon
the appointment of a successor depositary and
its acceptance of such appointment as provided
in the Deposit Agreement.  The Depositary may
at any time be removed by the Company by
written notice of such removal, effective upon
the appointment of a successor depositary and
its acceptance of such appointment as provided
in the Deposit Agreement.  Whenever the
Depositary in its discretion determines that it is
in the best interest of the Owners of Receipts to
do so, with the approval of the Company, which
approval shall not be unreasonably withheld, it
may appoint a substitute or additional custodian
or custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at any
time and from time to time be amended by
agreement between the Company and the
Depositary in any respect which they may deem
necessary or desirable.  Any amendment which
shall impose or increase any fees or charges
(other than taxes and other governmental
charges, registration fees and cable, telex or
facsimile transmission costs, delivery costs or
other such expenses), or which shall otherwise
prejudice any substantial existing right of
Owners of Receipts, shall, however, not become
effective as to outstanding Receipts until the
expiration of three months after notice of such
amendment shall have been given to the Owners
of outstanding Receipts.  Every Owner of a
Receipt at the time any amendment so becomes
effective shall be deemed, by continuing to hold
such Receipt, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby.  In no event
shall any amendment impair the right of the
Owner of any Receipt to surrender such Receipt
and receive therefor the Deposited Securities
represented thereby except in order to comply
with mandatory provisions of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary at any time at the
direction of the Company, shall terminate the
Deposit Agreement by mailing notice of such
termination to the Owners of all Receipts then
outstanding at least 90 days prior to the date
fixed in such notice for such termination.  The
Depositary may likewise terminate the Deposit
Agreement by mailing notice of such
termination to the Company and the Owners of
all Receipts then outstanding if at any time 90
days shall have expired after the Depositary
shall have delivered to the Company a written
notice of its election to resign and a successor
depository shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date of
termination, the Owner of a Receipt will, upon
(a) surrender of such Receipt at the Corporate
Trust Office of the Depositary, (b) payment of
the fee of the Depositary for the surrender of
Receipts referred to in Section 2.05 of the
Deposit Agreement, and (c) payment of any
applicable taxes or governmental charges, be
entitled to delivery, to him or upon his order, of
the amount of Deposited Securities represented
by the American Depositary Shares evidenced
by such Receipt.  If any Receipts, shall remain
outstanding after the date of termination, the
Depositary thereafter shall discontinue the
registration of transfers of Receipts, shall
suspend the distribution of dividends to the
Owners thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the Depositary
shall continue to, collect dividends and other
distributions pertaining to Deposited Securities,
shall sell rights as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received with
respect thereto and the net proceeds of the sale
of any rights or other property, in exchange for
Receipts surrendered to the Depositary (after
deducting, in each case, the fee of the
Depositary for the surrender of a Receipt, any
expenses for the account of the Owner of such
Receipt in accordance with the terms and
conditions of the Deposit Agreement, and any
applicable taxes or governmental charges).  At
any time after the expiration of one year from
the date of termination, the Depositary may sell
the Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without liability
for interest, for the pro rata benefit of the
Owners of Receipts which have not theretofore
been surrendered, such Owners thereupon
becoming general creditors of the Depositary
with respect to such net proceeds.  After making
such sale, the Depositary shall be discharged
from all obligations under the Deposit
Agreement, except to account for such net
proceeds and other cash (after deducting, in
each case, the fee of the Depositary for the
surrender of a Receipt, any expenses for the
account of-the Owner of such Receipt in
accordance with the terms and conditions of the
Deposit Agreement, and any applicable taxes or
governmental charges).  Upon the termination
of the Deposit Agreement, the Company shall
be discharged from all obligations under the
Deposit Agreement except for its obligations to;
the Depositary with respect to indemnification,
charges, and expenses.
22.	DISCLOSURE OF INTERESTS.
      To the extent that provisions of or
governing any Deposited Securities may require
the disclosure of beneficial or other ownership
of Deposited Securities, other Shares and other
securities to the Company and may provide for
blocking transfer and voting or other rights to
enforce such disclosure or limit such ownership,
the Depositary Shall use its reasonable efforts to
comply with Company instructions as to
Receipts in respect of any such enforcement or
limitation, if such efforts may be undertaken
without risk of the Depositary thereby incurring
liability or expense, and Owners shall comply
with all such disclosure requirements and
ownership limitations and shall cooperate with
the Depositarys compliance with such Company
instructions.
23.	COMPLIANCE WITH CHILEAN
LAW.
      Pursuant to a Circular Letter of the SVS
dated June 28, 1990, Owners of Receipts are
deemed, for certain purposes of Chilean law, to
be treated as owners of Deposited Securities.
Accordingly, Owners shall, as a matter of
Chilean law, be obligated to comply with the
requirements of Articles 12 and 54 and Title XV
of Law 18,045 of Chile.  Article 12 requires
that, among other things, Owners report to the
SVS and the stock exchanges in Chile on which
the Shares are listed within 5 days of any
relevant acquisition or sale:
      (a)	any direct or indirect acquisition
or sale of Receipts that results in the Owner
acquiring or disposing of, directly or indirectly,
the right to own 10% or more of the total share
capital of the Company; and
      (b)	any direct or indirect acquisition
or sale of Receipts or options to buy or sell
Receipts, in any amount, made by (i) an Owner that owns Receipts representing 10% or more of the Shares or (ii) a director, general manager or manager of the Company.
      Article 54 requires that, among other
things, any Owner intending to acquire control, directly or indirectly (as defined in Title XV of Law 18,045) of the Company (a) publish a notice of such intention in a newspaper in Chile disclosing the price and terms of any such acquisition at least five days prior to the actual acquisition and (b) send a written notice of such intention to the SVS and the stock exchanges in Chile on which the Shares are listed prior to such publication.


(ASSIGNMENT AND TRANSFER
SIGNATURE LINES)
NOTE:	The signature to any
endorsement hereon must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.
If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.
All endorsements or assignments of Receipts must be guaranteed by an eligible guarantor institution (including, but not limited to, a New
York Stock Exchange member firm or member of the Clearing House of the American Stock
Exchange Clearing Corporation or by a bank or trust company having an office or correspondent in The City of New York) meeting the requirements of the Depositary, which requirements include membership or participation in STAMP or such other signature guarantee program as may be determined by the Depositary in addition to, or in substitution for, STAMP, all in accordance with the Securities
Exchange Act of 1934, as amended.




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